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                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K


   CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934



             Date of Report:  October 21, 1996
             (Date of earliest event reported)


                   IBM CREDIT CORPORATION
     _________________________________________________
     (Exact Name of Registrant as Specified in Charter)




       Delaware                  1-8175           22-2351962
____________________________  _____________  _____________________
(State or Other Jurisdiction  (Commission     (IRS Employer
   of Incorporation)           File Number)    Identification No.)



         1133 Westchester Avenue



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          White Plains, New York                   10604
__________________________________________      ___________
  (Address of Principal Executive Offices)       (Zip Code)



                       (914) 642-3000
              _______________________________
              (Registrant's telephone number)



                       Not Applicable
_____________________________________________________________
   (Former Name or Former Address, if changed Since Last
                          Report)








































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Item 5.  Other Events

         The Registrant's press release dated October 21, 1996, regarding its financial results and selected balance sheet information as of and for the period ended September 30, 1996, is attached.



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duty authorized.


                                         IBM CREDIT CORPORATION
                                             (Registrant)

                                     By:
                                        /s/ Kimberly A. Kispert
                                        ______________________________
                                        Name:  Kimberly A. Kispert
Date:  October 21, 1996                 Title: Controller and Treasurer
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IBM CREDIT CORPORATION REPORTS 1996 THIRD-QUARTER RESULTS

   WHITE PLAINS, N.Y., October 21, 1996 . . . IBM Credit Corporation today reported third-quarter 1996 net earnings of $71.6 million, an increase of 34 percent, compared with $53.5 million for the same 1995 period. The return on average equity was 22.9 percent, compared with 21.7 percent in the third quarter of 1995.

   Capital equipment financing originated for end users in the third quarter of 1996 rose 18 percent to $1,189.9 million, compared with $1,005.2 million in the third quarter of 1995. Working capital financing originated for distribution channels in the third quarter of 1996 increased by 42 percent to $3,602.4 million, compared with $2,529.4 million for the same 1995 period.

   At September 30, 1996, total assets were $12.1 billion, compared with $11.4 billion at December 31, 1995, an increase of 6 percent. Retained earnings at September 30, 1996, were $926.2 million, compared with $751.6 million at December 31, 1995, an increase of 23 percent. For the first nine months of 1996, net earnings were $219.6 million, compared with $175.4 million for the same period in 1995, an increase of 25 percent.

   For the first nine months of 1996, capital equipment financing originated for end users increased by 17 percent to $3,691.1 million, compared with $3,156.6 million for the first nine months of 1995. For the first nine months of 1996, working capital financing originated for distribution channels increased by 31 percent to $9,290.0 million, compared with $7,090.2 million for the same 1995 period.

   IBM Credit Corporation is a wholly owned subsidiary of IBM Corporation, offering end-user customer leasing and financing for IBM and complementary solutions and non-IBM information technology acquired from IBM or remarketers. A broad array of asset management services is offered, and IBM Credit also provides remarketers with inventory and accounts receivable financing.